Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made, entered into and effective as of January 10, 2020, by and among AMERI Holdings, Inc., a Delaware corporation (the “Company”), [___________] (the “Investor”), and Ameri100, Inc. (“Ameri PrivateCo”).

RECITALS

WHEREAS, the Company and Investor are parties to a [________________] (the “Purchase Agreement”).

WHEREAS, pursuant to the Purchase Agreement, the Company owes Investor (the “Existing Debt”) an outstanding principal amount of $[_______] (the “Principal Amount”), which Existing Debt accrues interest at a rate of [____] percent ([__]%) per annum, payable monthly, which interest payment has not been made September 30, 2019.

WHEREAS, the Company has entered into a Share Purchase Agreement, dated on or about the date hereof (as amended, the “SPA”), pursuant to which Ameri PrivateCo has agreed to purchase and the Company has agreed to sell to Ameri PrivateCo all of the issued and outstanding equity interests of its wholly-owned Delaware corporation subsidiary (“Holdco”) which owns all of the business and assets of the Company and its subsidiaries (the “Divestiture”);

WHEREAS, the Company has also entered into an Amalgamation Agreement, dated on or about the date hereof (as amended, the “Amalgamation Agreement”), pursuant to which, immediately following the Divestiture, Jay Pharma, Inc. will become a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, the Company desires, and the Investor agrees, that subject to the terms and conditions of this Agreement the Investor exchange (the “Exchange”) the remaining balance of the Existing Debt (after making certain repayments required hereunder and excluding $500,000 of the Principal Amount, which remain outstanding subject to the terms of this Agreement) for a number of shares of common stock of the Company; and

WHEREAS, the Exchange Shares (as defined below) are intended to qualify as exempted securities under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I
THE EXCHANGE

1.1 Exchange.  Subject to the terms and conditions set forth in this Agreement, at the Closing (which in accordance with Section 2.1 below, will occur simultaneously with the signing of this Agreement), the Company and the Investor shall exchange the remaining balance of the Existing Debt after payment of the Closing Payment (as defined below) and deducting the Remaining Principal Amount (the “Balance Due”) in consideration for the issuance by the Company to the Investor of a number of shares of common stock of the Company equal to the Balance Due divided by the NASDAQ Minimum Price (the “Exchange Shares”).  The “NASDAQ Minimum Price” shall equal the lesser of (i) the last closing price of the Company’s common stock as of the end of the Trading Day immediately preceding the Closing Date or (ii) the average closing price of the common stock on the NASDAQ Capital Market for the five Trading Days immediately preceding the Closing Date.  At or prior to the Closing, the Company shall pay to the Investor, by wire transfer of immediately available funds to an account designed in writing by the Investor, an amount equal to all outstanding accrued and unpaid interest on the Existing Debt as of the Closing (the “Closing Payment”).

1.2 Principal Payment.  Without limiting the last sentence of Section 1.1 above, at the Closing, $500,000 of the Principal Amount (but not the remainder of the Principal Amount) (the “Remaining Principal Amount”) shall not be converted into Exchange Shares and shall remain outstanding as an obligation under the Purchase Agreement, except that, as of the Closing, the interest rate for the Remaining Principal Amount will increase to fifteen percent (15%) per annum (or if less, the maximum amount permitted by applicable law) (the “Remaining Principal Interest Rate”), which interest on the Remaining Principal Amount shall be paid by the Company monthly in arrears on the first business day of the month until the Remaining Principal Amount and all accrued interest, fees and costs related thereto are paid in full.  Upon or at any time prior to the closing of the Merger (the “Merger Closing”), the Company shall make an additional payment equal to the sum of (x) the Remaining Principal Amount, plus (y) all outstanding accrued and unpaid interest on the Remaining Principal Amount as of the date of such payment (such aggregate amount under clauses (x) and (y), the “Merger Closing Payment”).  The Company hereby agrees that, without the prior written consent of the Investor, it will not consummate the Merger Closing without making the Merger Closing Payment.  In the event that the Company fails to make the full Merger Closing Payment upon the Merger Closing, then starting from the Merger Closing, the Remaining Principal Interest Rate will increase by two percent (2%), and the Remaining Principal Interest Rate will further increase by an additional two percent (2%) on each monthly anniversary of the Merger Closing thereafter until the obligations under this Section 1.2 are satisfied in full (subject to a maximum interest rate of the highest interest rate permitted by applicable law).  Notwithstanding anything to the contrary contained herein, on the earlier to occur of: (i) 181 days after the execution of the Amalgamation Agreement or (ii) the termination of the Amalgamation Agreement in accordance with its terms prior to the consummation of the transactions contemplated thereby, the Remaining Principal Amount, plus all accrued interest and fees, shall be due and payable in full by the Company within fifteen (15) days after such occurrence, and Ameri PrivateCo shall be required to make the payment required by the Make Whole Letter.

1.3 No Further Effect to Existing Debt.  Except as set forth in the Make Whole Agreement, effective as of the Closing, the Existing Debt shall be deemed automatically canceled and of no further force or effect.

ARTICLE II
THE CLOSING

2.1. Closing.  The closing of the Exchange, the issuance of the Exchange Shares and the consummation of the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Company, on the date hereof (the “Closing Date”), simultaneously with the execution and delivery of this Agreement by the parties hereto.  By mutual agreement of the parties, the Closing may take place by conference call and facsimile (or other electronic transmission of signature pages) with exchange of original signatures by mail.

2.2.  Closing Deliveries to the Investor.  At or prior to the Closing:

(a) the Company shall have made the Closing Payment;

(b) the Company shall have delivered to the Investor a duly executed copy of (i) a Leak-Out Agreement, in the form attached hereto as Exhibit A (the “Leak-Out Agreement”) and (ii) the Lock-Up Agreement (as defined below) in accordance with Section 4.1 below; and

(c) the Company shall have delivered to the Investor a copy of the Make Whole Agreement, in the form attached as Exhibit B hereto (the “Make Whole Agreement”), duly executed by Ameri PrivateCo.

2.3.  Closing Deliveries to the Company.  At or prior to the Closing:

(a) the Investor shall have delivered to the Company a duly executed copy of (i) the Leak-Out Agreement and (ii) the Lock-Up Agreement in accordance with Section 4.1 below;

(b) the Investor shall have delivered to the Company a pay-off and release letter with respect to the Existing Debt in form and substance reasonably acceptable to the Company; and

(c) the Investor shall have delivered to Ameri PrivateCo a copy of the Make Whole Agreement, duly executed by the Investor.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Investor Representations and Warranties. The Investor hereby represents and warrants to the Company as follows on the Closing Date:

(a) Organization; Authority. The Investor, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Investor has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms.

(b) Ownership of the Existing Debt.  The Investor is the sole owner of the Existing Debt, free and clear of any and all liens, claims and encumbrances of any kind.  The Investor has not assigned any rights in the Existing Debt to any party.

(c) Investment Intent. The Investor is acquiring the Exchange Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Exchange Shares or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Investor does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute the Exchange Shares.  Notwithstanding anything in this Section 3.1(c) to the contrary (but subject to the provisions of the Lock-Up Agreement, the Leak-Out Agreement and the Make Whole Letter), by making the representations herein, the Investor does not agree to hold the Exchange Shares for any minimum or other specific term and reserves the right to dispose of the Exchange Shares at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

(d) Investor Status. At the time the Investor was offered the Exchange Shares, it was, and, as of the Closing Date it is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Investor is not a broker-dealer.

(e) General Solicitation. The Investor is not acquiring the Exchange Shares as a result of or subsequent to any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Reliance. The Investor understands and acknowledges that (i) the Exchange Shares are being offered and sold to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act, and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and the Investor hereby consents to such reliance; provided, that, in accordance with and subject to Section 4.4 below, the Exchange Shares will be registered for resale at or prior to the Merger Closing.

(g) Brokers and Finders. The Investor has no knowledge of any person or entity who will be entitled to or make a claim for payment of any finder fee or other compensation as a result of the consummation of the transactions contemplated by this Agreement.

(h) Experience. Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risks of such investment. Investor is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

(i) Access to Information . Such Investor acknowledges that it has had the opportunity to review this Agreement (including all exhibits hereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Exchange Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

3.2 Company Representations and Warranties. The Company hereby makes the following representations and warranties to the Investor on the Closing Date:

(a) Organization and Qualification. The Company is a corporation incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the nature of the business it conducts makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of the Exchange Shares or this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a ” Material Adverse Effect”).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to issue the Exchange Shares and otherwise to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and any other agreements that the Company is required to enter into pursuant to the terms of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors, and no further consent or authorization of the Company, its Board of Directors (including any committee thereof) or any class of the Company’s stockholders is required (subject to the approval of the Company’s stockholders of the Amalgamation Agreement and the SPA).  This Agreement has been duly executed by the Company and constitutes the valid and binding obligations of the Company enforceable against the Company, in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) Capitalization. The authorized and issued and outstanding capital stock of the Company as of the Closing (prior to giving effect to any other exchange agreements entered into with other creditors of the Company in connection with the Amalgamation Agreement) is set forth in the Capitalization Table attached hereto as Exhibit C.

(d) Issuance of the Exchange Shares. Upon their issuance at the Closing in accordance with the terms of this Agreement, the Exchange Shares will be duly authorized and duly and validly issued, fully paid and nonassessable.

(e) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not, (i) result in a violation of the articles of incorporation of the Company, as amended (the ” Certificate of Incorporation “) or the bylaws of the Company (the “Bylaws”) or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected, except in each case as has not had and would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents in any material respect.

(f) Absence of Certain Changes. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company.

(g) Certain Fees. No fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement.

(h) Restrictive Agreements.  Other than those restrictions set forth in the Lock-Up Agreement, the Leak-Out Agreement and the Make Whole Letter, and those imposed by applicable securities laws and the Certificate of Incorporation and Bylaws, the Investor will not be bound by any agreements or restrictions with respect to the Exchange Shares, including, without limitation, voting agreements, stockholder agreements, right of first refusal agreements, and similar agreements required to be executed by the Company’s holders of common stock.

ARTICLE IV
OTHER COVENANTS

4.1 Lock-Up. Except as may be required by applicable law, without the prior written consent of the Company or as expressly permitted pursuant to the Lock Up Agreement, the Investor will not sell or otherwise dispose of, directly or indirectly, any Exchange Shares acquired under this Agreement for a period beginning on the Closing Date and ending six (6) months following the Merger Closing (such time period, the “Lock-Up Period”).  Should the last closing price of the common stock of the Company on the principal securities exchange or securities market on which the Company’s common stock is then traded exceed $7.50 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations and similar events after the Closing Date) for any 20 consecutive Trading Days during the Lock-Up Period (a “Release Event”), the lock-up restrictions of this Section 4.1 and leak-out restriction pursuant to Section 4.2 below shall immediately cease to be in effect, and the Lock-Up Period and the Post Lock-Up Period shall be deemed to have expired.  The Company and the Investor will enter into a lock-up agreement (the “Lock-Up Agreement”) in a form reasonably satisfactory to the Company which evidences the terms described in this section 4.1.  For purposes of this Agreement, the term “Trading Day” means any day on which shares of the Company’s common stock are actually traded on the principal securities exchange or securities market on which the Company’s common stock is then traded.

4.2 Leak-Out. During the three (3) months following the expiration of the Lock-Up Period (the “Post Lock-Up Period”), unless there is a Release Event pursuant to Section 4.1 above, the Investor agrees to be bound by the Leak-Out Agreement.

4.3 Make-Whole. Concurrently with the execution of this Agreement, AmeriPrivate Co. and the Investor are entering into the Make-Whole Agreement in the form attached hereto as Exhibit B.

4.4 Securities Laws; Registration Rights.  The Investor acknowledges that, as of the Closing, the Exchange Shares have not been registered under the Securities Act and may only be disposed of pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act.  Notwithstanding the foregoing, the Company agrees to file with the U.S. Securities and Exchange Commission (at the Company’s sole expense) a registration statement registering the resale of the Exchange Shares (the “Resale Registration Statement”) promptly after the Closing and shall use its reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, and in any event prior to the Merger Closing; provided, that the Investor will reasonably cooperate with the Company in its efforts to register the resale of the Exchange Shares, including providing the Company with such information concerning the Investor and its shareholders, officers, directors, employees, financial condition and plan of distribution for the Exchange Shares that may be required or appropriate for inclusion in the Resale Registration Statement, or in any amendments or supplements thereto, which information provided by the Investor shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.  The Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations.  The Company may delay filing or suspend the use of any such registration statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or its subsidiaries or would require premature disclosure of information that could materially adversely affect the Company or its subsidiaries (each such circumstance, a “Suspension Event”); provided, that the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the Investor of such securities as soon as practicable thereafter.  Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Resale Registration Statement is effective or if as a result of a Suspension Event the Resale Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor  agrees that it will (i) immediately discontinue offers and sales of the Exchange Shares under the Resale Registration Statement until the Investor receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law.  If so directed by the Company, the Investor will deliver to the Company or destroy all copies of the prospectus covering the Exchange Shares in the Investor’s possession.

4.5 Restrictive Legend. The Investor agrees to the imprinting of the following legend on the Exchange Shares prior to their registration under the Securities Act:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

The Investor acknowledges that the Exchange Shares will also have certain legends acknowledging the transfer and other restrictions with respect to the Exchange Shares set forth in this Agreement, the Lock-Up Agreement, the Leak-Out Agreement and the Make Whole Letter.

4.6 Reservation of Shares. The Company shall at all times prior to the Closing have authorized and reserved for the purpose of issuance a sufficient number of Exchange Shares to satisfy its obligations under this Agreement.

ARTICLE V
MISCELLANEOUS

5.1 Fees and Expenses. Except as set forth in this Section 5.1, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.2 Entire Agreement; Amendments. This Agreement together with the exhibits hereto and the other documents referenced herein contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and other documents.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email at the email address specified in this Section prior to 6:00 p.m. (Eastern time) on a business day, against electronic confirmation thereof, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email at the email address specified in this Agreement later than 6:00 p.m. (Eastern time) on any date, against electronic confirmation thereof, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Ameri Holdings, Inc.
5000 Research Court, Suite 750 Suwanee, Georgia 30024 Attn: Chief Executive Officer

With copies to (which shall	Sheppard, Mullin, Richter & Hampton LLP
not constitute notice):	30 Rockefeller Plaza, 39th Floor
New York, NY 10112
Email: rafriedman@sheppardmullin.com
Attn: Richard A. Friedman

If to the Investor:	At the address of the Investor set forth on the signature page to this Agreement.

If to Ameri PrivateCo.:	Ameri 100 Inc. 5000 Research Court, Suite 750 Atlanta, GA 30024 Attn: President

With copies to (which shall not constitute notice):	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Attention: Ari Edelman, Esq. and Matthew A. Gray, Esq. Email: aedelman@egsllp.com and mgray@egsllp.com or such other address as may be designated in writing hereafter, in the same manner, by such person or entity.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, the Investor and Ameri PrivateCo.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Investor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company and Ameri PrivateCo.

5.7  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The parties irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts.

5.9 Survival. The representations and warranties contained herein shall survive until the expiration of the first anniversary following the Closing. The agreements and covenants contained herein shall survive the Closing and the delivery of the Exchange Shares until the expiration of the applicable statute of limitations (if any) therefor.

5.10 Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a scanned copy via electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or scanned signature page were an original thereof.

5.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12 Further Assurances. The parties hereto agree that each shall execute and deliver any and all further agreements, instruments, certificates and other documents, and shall take any and all action, as any of the parties hereto may reasonably deem necessary or desirable in order to carry out the intent of the parties to this Agreement.

5.13 Attorneys’ Fees. If any party shall commence an action or proceeding to enforce any provisions relating to the obligations to close the transactions contemplated by this Agreement prior to the Closing, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.14 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.  In this Agreement, unless the context otherwise requires: (i) any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement.  For purposes of this Agreement, a “business day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by law to be closed in New York City, New York.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AMERI HOLDINGS, INC.

By:
Name:
Title:

AMERI100, INC.

By:
Name:
Title:

[additional signature page follows]

INVESTOR:

[____________________]
By:
Name:
Title:

Email Address of Authorized Signatory:  __________________________

Facsimile Number of Authorized Signatory: ________________________

Number of Exchange Shares:_____________________________________

Address for Notice to Investor:

_________________________________________
_________________________________________
_________________________________________
_________________________________________
_________________________________________

[Investor Signature Page to Exchange Agreement]